Bowne & Co., Inc.
55 Water Street
New York, NY 10041
212/924-5500

NEWS RELEASE

Contact: William J. Coote	VP & Treasurer 212-658-5858

bill.coote@bowne.com

FOR IMMEDIATE RELEASE

BOWNE & CO. EARNINGS RELEASE and
CONFERENCE CALL DELAYED

NEW YORK, February 28, 2006 — Bowne & Co., Inc. (NYSE: BNE) today announced it is delaying its 2005 fourth quarter and year-end earnings press release and related conference call to coincide with the filing of its Form 10-K which is expected on or before March 16, 2006, and will host a conference call at that time.

The Company reaffirms that its diluted earnings per share from continuing operations, pro forma, adjusted in the manner described in the Company’s most recent Form 10-Q for the quarterly period ended September 30, 2005, will fall within the previously announced guidance range of $0.30 to $0.40 per share.

Details for the rescheduled call will be given at a later time.

About Bowne & Co., Inc.

Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.

•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

•	Bowne Marketing and Business Communications: Digital composition, print, delivery and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

•	Bowne Litigation Solutions: Consulting and software solutions, including DecisionQuest®, one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.

Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at www.bowne.com.